Exhibit 10.15

SAIC, INC.

2006 EQUITY INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

NON-EMPLOYEE DIRECTORS

BY ACCEPTING THE OPTION DESCRIBED IN THIS AGREEMENT, YOU

VOLUNTARILY AGREE TO ALL OF THE TERMS AND CONDITIONS SET FORTH

IN THIS AGREEMENT AND IN THE PLAN.

SAIC, Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its Common Stock, $0.0001 par value per share, (“Stock”), to the participant named in the Grant Summary (as defined below) (“Optionee”). Optionee is a non-employee director of the Company. Certain specific details of the award of this Option, including Option Shares, Option Price and Grant Date, may be found in the Grant Summary and are hereby incorporated by reference into this Agreement. The terms and conditions of the Option are set forth in this Agreement and in the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”).

1. DEFINITIONS. The following terms shall have the meanings as defined below. Capitalized terms used herein and not defined shall have the meanings attributed to them in the Plan.

“Administrator” shall have the meaning as defined in the Plan.

“Affiliate” shall mean a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

“Cause” shall have the meaning as defined in the Plan.

“Committee” shall have the meaning as defined in the Plan.

“Expiration Date” shall have the meaning as defined in Section 3 below.

“Fair Market Value” shall have the meaning as defined in the Plan.

“Grant Date” shall mean the date of the award of this Option as set forth in the Grant Summary.

“Grant Summary” shall mean the summary of this award as reflected in the electronic stock plan award administration system maintained by the Company or its designee that contains a link to this Agreement (which summary information is set forth in the appropriate records of the Company authorizing such award).

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“Option Price” shall mean the exercise price per Option Share applicable to this Option set forth in the Grant Summary.

“Option Shares” shall mean the number of shares of Stock issuable upon exercise of the Option as set forth in the Grant Summary.

“Permanent Disability” shall mean the status of disability determined conclusively by the Committee based upon certification of disability by the Social Security Administration or upon such other proof as the Committee may require, effective upon receipt of such certification or other proof by the Committee.

“Special Retirement” shall mean retirement by an Optionee who is a director of the Company either (A) after reaching the applicable mandatory retirement age at retirement or (B) at the end of a term of office if Optionee is not nominated for a successive term of office on account of the fact that Optionee would have reached the applicable mandatory retirement age during such successive term of office, regardless of years of service with the Company.

“Vesting Date” shall have the meaning as defined in Section 4.1 below.

2. GRANT OF OPTION; NUMBER OF SHARES; OPTION PRICE. The Company hereby grants to Optionee an Option to purchase all or any part of the Option Shares at the Option Price.

3. TERM OF OPTION. This Option shall terminate upon the earlier to occur of: (i) seven (7) years from the Grant Date (the “Expiration Date”); or (ii) the expiration of the applicable period following the occurrence of any of the events specified in Section 5 hereof. The Company shall have no obligation to provide Optionee with notice of termination or expiration of this Option.

4. EXERCISE OF OPTION.

4.1 General Schedule of Vesting and Exercisability. Subject to the terms of the Plan and this Agreement, this Option shall vest and become exercisable in accordance with the following schedule:

a)	The Option may be exercised as to 100% of the Option Shares on or after the later of: (i) the first-year anniversary of the Grant Date or (ii) the date the annual meeting of stockholders of the Company following the Grant Date is concluded (the “Vesting Date”).

b)	The Option may not be exercised in whole or in part at any time prior to the Vesting Date.

Optionee may purchase all, or from time to time, any part of the maximum number of Option Shares which are then exercisable. Except as set forth in Section 4.4 below, this Option shall be exercisable only by Optionee.

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4.2 General Terms of Exercise. Subject to the terms of the Plan and this Agreement, the Option shall be exercised pursuant to procedures established by the Committee, which may include electronic or voice procedures as may be specified by the Committee and which may include a requirement to acknowledge this Agreement prior to exercise. Acceptable forms and methods of payment to exercise the Option may include (i) by cashier’s check, money order or wire transfer; (ii) by a cashless exercise procedure; or (iii) by tendering shares of Common Stock of the Company acceptable to the Committee valued at their Fair Market Value as of the date of exercise.

4.3 Treatment of Special Retirement. If Optionee has met the provisions of the definition of the term “Special Retirement” in Section 1 above, the right to exercise this Option shall continue to vest and be exercisable in accordance with the schedule set forth in Section 4.1 above.

4.4 Treatment of Death or Permanent Disability. Notwithstanding anything to the contrary herein, if Optionee ceases to be affiliated with the Company or any Affiliate as a result of Optionee’s death or Permanent Disability, or if Optionee’s death or Permanent Disability occurs following a Special Retirement, any unvested portion of this Option shall accelerate and become fully exercisable. Following Optionee’s death, this Option may be exercised only by the executor or administrator of the Optionee’s estate or, if there is none, the person entitled to exercise the Option under Optionee’s will or the laws of descent and distribution. Following Optionee’s termination of affiliation as a result of Optionee’s Permanent Disability, if a guardian or conservator has been appointed to act for Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise this Option on behalf of Optionee.

5. TERMINATION OF OPTION; EVENTS IMPACTING ABILITY TO EXERCISE OPTION.

5.1 Termination of Affiliation. If Optionee ceases to be affiliated with the Company or an Affiliate for any reason other than death, Special Retirement, Permanent Disability or Cause, Optionee may exercise this Option within the ninety (90) day period following such cessation of affiliation, but only to the extent that this Option was exercisable at the date of such cessation of affiliation and Optionee’s rights to exercise the Option have not been suspended as of the date of such cessation of affiliation. This Option shall terminate on the earlier to occur of the expiration of such ninety (90) day period or the Expiration Date.

5.2 Removal for Cause. If Optionee is a director of the Company or an Affiliate and is removed for Cause as determined by the Administrator of the Plan, this Option and all of Optionee’s rights with respect thereto shall immediately terminate on the date of such removal.

5.3 Termination for Breach of Obligation. Notwithstanding the right of Optionee to continued vesting upon Special Retirement under Section 4.3 above, the Company shall have the right to terminate this Option prior to the Vesting Date if Optionee breaches his or her contractual or legal obligations to the Company or an Affiliate (“Breach of Obligation”).

5.4 Termination of Unexercised Options. If any portion of the Option is not exercised by the earlier of: (i) the end of the applicable period specified in Sections 5.1 or 5.2 or

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(ii) the Expiration Date, any such unexercised portion and all of Optionee’s rights with respect thereto shall terminate.

6. TAX WITHHOLDING. If the Company or any Affiliate is required to withhold any federal, state, local or other taxes upon the exercise of this Option, Optionee shall remit an amount sufficient to satisfy any applicable tax withholding requirement in a form of payment satisfactory to the Administrator or the Committee, which may include by cashier’s check, money order or wire transfer or by the Company’s withholding Stock issued upon exercise of this Option to pay the required withholding. If the Company withholds Stock, the Fair Market Value of the Stock withheld, as determined as of the date of withholding, shall not exceed the minimum rates required by law.

7. RESTRICTIONS UNDER SECURITIES LAW. All shares of Stock covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with, applicable state and federal securities laws or regulations.

8. INCORPORATION OF PLAN. The Option granted hereby is granted pursuant to the Plan, all the terms and conditions of which are hereby made a part hereof and are incorporated herein by reference. In the event of any inconsistency between the terms and conditions contained herein and those set forth in the Plan, the terms and conditions of the Plan shall prevail.

9. NO CONTINUED RIGHTS.

9.1 Nothing in this Agreement (including, but not limited to, the right to exercise this Option pursuant to the schedule set forth in Section 4 herein), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall (i) confer upon Optionee any right to continue in the affiliation with the Company or an Affiliate, (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation, or (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan.

9.2 Optionee acknowledges and agrees that the right to exercise this Option pursuant to the schedule set forth in Section 4 is earned only by continuing as a director of the Company (not through the act of being hired, being granted this Option or any other Option, award or benefit or acquiring shares hereunder) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Optionee acknowledges and agrees that such a reorganization could result in the termination of Optionee’s relationship as a director of the Company or an Affiliate, and the loss of benefits available to Optionee under this Agreement, including but not limited to, the termination of the right to exercise the Options under this Agreement.

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10. COPIES OF PLAN MATERIALS. Optionee acknowledges that Optionee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, electronically from the Company. Optionee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company.

11. MISCELLANEOUS. This Agreement contains the entire agreement between the parties with respect to its subject matter. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of the Company, and the heirs, legatees, and personal representatives of Optionee.

12. ACKNOWLEDGMENT. Optionee acknowledges that accepting the Option constitutes an unequivocal acceptance of this Agreement and any attempted modifications or deletions will have no force or effect upon the Company’s right to enforce the terms and conditions stated herein.

13. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state’s principles of conflict of laws.

By accepting the Option, you agree to all of the terms and conditions set forth above and in the Plan.

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